Exhibit 99

Marine Products Corporation Announces

Temporary Suspension of Production Operations

ATLANTA, March 30, 2020 – Marine Products Corporation (NYSE: MPX) announced today that it has temporarily suspended manufacturing operations in its Nashville, Georgia production facility. This facility produces all of the Company’s recreational pleasure boats under the Chaparral, Robalo and Vortex brand names. The suspension in production activities is temporary, but the Company has not decided at this time when production will resume. Essential administrative and management functions will continue without interruption, and the Company’s corporate headquarters in Atlanta remains open. Marine Products Corporation does not anticipate any delays in its upcoming first quarter 2020 earnings announcement, its Securities and Exchange Commission filings, or its 2020 annual meeting to be held on April 28, 2020.

“We have made the decision to suspend our production in order to protect our employees, their families and our community from the potential spread of the novel coronavirus (COVID-19). We cannot predict the duration of this temporary, short-term suspension because we are proceeding cautiously and coordinating our actions with the recommendations and mandates of local, state and Federal authorities,” stated Richard A. Hubbell, Chief Executive Officer. “We have prepared for this possibility during the past several weeks by expediting shipment of boats which have been pre-sold to retail customers, and stand ready to serve our dealers with existing inventory during this time. Our essential management and public company functions will continue normally during this production suspension.

“I want to emphasize that Marine Products is among the most financially stable companies in our industry. We maintain a variable cost structure which will allow us to maintain our liquid, debt-free balance sheet during this time. In addition, we do not believe that there will be any delays in payments for boats we have shipped to our dealers and retail customers, or any meaningful long-term deterioration in our supply chain. We will continue to provide updates regarding the resumption of our production operations as they become clear,” concluded Hubbell.

Marine Products Corporation (NYSE: MPX) is a leading manufacturer of fiberglass boats under three brand names: Chaparral, Robalo and Vortex. Chaparral’s sterndrive models include SSi and SSX, along with the Chaparral Surf Series. Chaparral’s outboard offerings include various models, such as OSX Luxury Sportboats, the 257 SSX, and SunCoast Sportdecks. Robalo builds an array of outboard sport fishing boats, which include center consoles, dual consoles and Cayman Bay Boat models. Chaparral also offers jet powered boats under the Vortex brand name. The Company continues to diversify its product lines through product innovation. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at MarineProductsCorp.com.

Certain statements and information included in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements that look forward in time or express management’s beliefs, expectations or hopes. In particular, such statements include, without limitation, the statement that the temporary suspension of our production activities will be short-term in nature, that the suspension of our production activities will benefit our employees and community during the COVID-19 pandemic, that our essential administrative and management functions will continue during this period, there will be no meaningful long-term deterioration in our supply chain, that we stand ready to serve our dealers with existing inventory, that our variable cost structure will allow us to maintain a liquid, debt-free balance sheet, that there will not be any delays in payments for boats we have shipped to our dealers and retail customers, and there will be no delays in our first quarter 2020 earnings announcement, Securities and Exchange Commission filings, or 2020 annual meeting. These risks include the effect of economic conditions, availability of credit and consumer confidence levels on our business, our dependence on our network of independent dealers and the possibility of defaults by our boat dealers, and our reliance on suppliers and their ability to continue or to return to supplying raw materials, engines and components. Additional discussion of factors that could cause the actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in Marine Products’ Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2019.

For information about Marine Products Corporation or this event, please contact:

Ben Palmer

Chief Financial Officer

(404) 321-7910

irdept@marineproductscorp.com

Jim Landers

Vice President, Corporate Finance

(404) 321-2162

jlanders@marineproductscorp.com